                                                                     EXHIBIT 5.1

                                                                 Direct Dial No.
                                                                   (602)528-4000



                                 June 3, 1998

VIA EDGAR

SuperShuttle International, Inc.
4610 S. 35th Street
Phoenix, AZ 85040

      RE:   SUPERSHUTTLE INTERNATIONAL, INC.
            Registration Statement on Form S-1

Ladies and Gentlemen:

      This firm is counsel for SuperShuttle International, Inc., a Delaware corporation (the "Company"), with respect to the sale of up to 3,818,000 shares of the Company's $.01 par value common stock (the "Shares"), which are the subject of a Form S-1 Registration Statement under the Securities Act of 1933, as amended (the "Registration Statement"). The Shares, which include an over-allotment option granted by the Company and certain stockholders to the Underwriters to purchase up to 498,000 additional shares of the Company's Common Stock, are to be sold to the Underwriters by the Company and certain stockholders of the Company as described in the Registration Statement for resale to the public. As such counsel, we are familiar with the Certificate of Incorporation and Bylaws of the Company, as well as resolutions adopted by its Board of Directors authorizing the issuance and sale of the Shares. In addition, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion set forth below:

      Based upon the foregoing, it is our opinion that the shares of Common Stock of the Company, when issued as described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

      We acknowledge that we are referred to under the heading "Legal Matters" of the prospectus which is part of the Registration Statement and we hereby consent to such use of our name in such Registration Statement, including the prospectus constituting a part thereof, and to any amendment or supplement thereto.

                                          Very truly yours,

                                          /s/ SQUIRE, SANDERS & DEMPSEY L.L.P.
                                          Squire, Sanders & Dempsey L.L.P.